Exhibit 10.30

PURCHASE   AGREEMENT

Ma Lan Wallach, Sole Member of 2400 Boswell, LLC,
a California Limited  Liability Company  &
AL International, Inc., a Delaware are Publicly Traded Corporation

    THIS  SALE AND PURCHASE  AGREEMENT (hereinafter referred to as “Agreement”) is entered into as of the effective date of 15th day of March, by and between Ma Lan Wallach, the sole member of 2400 Boswell, LLC, a California limited liability company (hereinafter referred to as “Seller”), and AL International, Inc., a Delaware publicly traded corporation with offices located at 2400 Boswell Road, Chula Vista, California 91914 (hereinafter referred to as  “Buyer”).

    WHEREAS,  Seller has been doing business as 2400 Boswell, LLC, a single member California limited liability company since 2006; and

    WHEREAS,   2400 Boswell, LLC, has as its only asset real property commonly known as 2400 Boswell Road, Chula Vista, California; and

    WHEREAS,  Seller has defaulted on a balloon payment required under the terms of the mortgage for the real property, 2400 Boswell Road, Chula Vista, California, which was due on or about November , 2011, and Buyer provided a loan to Seller to enable Seller to meet requirements to cure the default and obtain a due date extension; and

    WHEREAS, Seller desires to sell all interest in the limited liability company, 2400 Boswell, LLC, and its assets before the extended due date on or about June 2013; and

    WHEREAS, Buyer desires to purchase 2400 Boswell, LLC, and its assets, including the goodwill of the business; now

    THEREFORE, the parties hereby agree as follows:

I.           SALE AND PURCHASE  OF ASSETS

Subject to the terms and conditions set forth in this Agreement and contingent on the receipt of a Promissory Note made out to the benefit of Ma Lan Wallach, Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases all interest in 2400 Boswell, LLC, and its tangible and intangible assets, including all unknown and contingent rights.

II.            PURCHASE PRICE AND PAYMENT

In consideration for the sale and transfer of said assets, Buyer hereby agrees to make the payment of an aggregate of Nine Hundred and Seventy Five Thousand Dollars ($975,000) in accordance with Appendix A.

A.  As of the date of this Agreement, Buyer has delivered its Promissory Note to Ma Lan Wallach in the amount of Three Hundred Ninety-Three Thousand Three Hundred Ninety- Three Dollars and Thirty-six Cents ($393,393,36), see Appendix B

B.  Note receivable of $333,751.90, including principle and accrued interest owed by 2400 Boswell to AL International shall be credited against the purchase price. C.  Cash payment of $247,854.70 shall be made by AL International.

III.              LIABILITIES

It is understood that, except as otherwise expressly provided in this Agreement, Buyer is assuming the liabilities or obligations of 2400 Boswell, LLC, specifically the mortgage secured by the building.

IV.            APPROVAL, AUTHORITY, AND OWNERSHIP

All approvals required for Seller to enter into this Agreement and sell its assets have been duly obtained, and Seller has full power, authority, and ownership to enter into this Agreement and to effectuate all of the transactions contemplated, without any conflict with any other restrictions or limitations, whether imposed by or contained in Seller’s Operating Agreement, or by any known legal requirement, agreement, or otherwise.

V.           FINANCIAL  STATEMENTS  AND BUSINESS CONDUCT

The financial statements of Seller, as provided to and from Buyer, reasonably reflect the financial condition of Seller.

VI.             ASSETS CONDITION

All of the fixed assets and equipment transferred under this Agreement, are in good condition and repair and are fit for the particular purposes for which they are intended to be used.

VII.            SELLER’S   KNOWLEDGE AND DISCLOSURE

Seller does not know, or have reason to know, of any matters, occurrences, or other information that has not been disclosed to Buyer and that would materially and adversely affect the assets purchased by Buyer or its conduct of the business involving such assets. Moreover, no representation or warranty by Seller in this Agreement, or any documents furnished to Buyer by Seller, contains or will contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained in these sources accurate.

VIII.            SELLER   COVENANTS

Seller agrees and covenants as follows:  Seller agrees to cooperate with Buyer, and on Buyer’s reasonable request, to execute all documents and take all actions as necessary to perfect and implement Buyer’s full ownership of the assets of Seller purchased under this Agreement, to protect the good will transferred, and to prevent any disruption of Buyer’s business.

IX.            BUYER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS

Buyer represents and warrants that it has full authority and approval to enter into this Agreement and to effect all of the transactions contemplated to be performed by Buyer in this Agreement, and covenants that it will make all payments and perform all such actions as required of it by this Agreement.

X.           DEFAULT  OR BANKRUPTCY

This Agreement shall be subject to termination by either party on default by the other party in performance of any of the terms, conditions or covenants of this Agreement and on failure to remedy such default within thirty (30) days after notice or demand.

XI.            NOTICES

All notices or other communications shall be in writing and shall be personally delivered or, if mailed, sent to the following relevant address or to such other address as the recipient party may have indicated to the sending party in writing:

If to Seller:

Ma Lan Wallach, 3435 Malito Drive, Bonita, California 91902

If to Buyer:

AL International, Inc., 2400 Boswell Road, Chula Vista, California 91914

Any such notice shall be deemed given as of the date as personally delivered, sent by fax or e-mail.  If otherwise mailed, the notice shall be deemed given as of the earlier of the fourth business day after mailing or actual receipt.

XII.           CONSTRUCTION

 Except as otherwise provided, this Agreement:

A. Covers the entire understandings of the parties regarding its subject matter, superseding all prior agreements and understandings, and no modification or amendment of its terms or conditions shall be effective unless in writing and signed by the parties;

B. Inures to the benefit of, and is binding on, the respective successors, assigns, distributees, heirs, and personal representatives of the parties;

C. Shall not be interpreted by reference to any of its titles or headings, which are inserted for purposes of convenience only;

D. Is subject to the waiver and release of any of its requirements, as long as the waiver or release is in writing and signed by the party to be bound, but any such waiver or release shall be construed narrowly and shall not be considered a waiver or release of any further, similar, or related requirement or occurrence, unless expressly specified;

E. Is made in, and shall be construed under, the laws of the State of California.  Any controversy or claim arising out of or relating to this agreement, or its breach, shall be settled in the Superior Court for the State of California, in San Diego County, Central Branch Court.

    F. May be executed in one or more counterparts, all of which, together, shall be deemed to constitute one and the same Agreement.

IN WITNESS,  the parties have executed this Agreement as of the effective day and year first written above:

FOR SELLER:

By: /s/ Ma Lan Wallach

Ma Lan Wallach, Managing Member

FOR BUYERS:

AL International, Inc.

By:   /s/ Stephan Wallach